As filed with the Securities and Exchange Commission on November 6, 2023.

Registration No. 333-263879

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

AMENDMENT NO. 18
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

Elephant Oil Corp.
(Exact name of registrant as specified in its charter)

____________________

Nevada	1311	86-3759087
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Pennzoil Place
700 Milam, Suite 1300
Houston, TX 77002
(832) 871-5050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Matthew Lofgran
Chief Executive Officer
Elephant Oil Corp.
Pennzoil Place
700 Milam, Suite 1300
Houston, TX 77002
(832) 871-5050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Robert Cohen, Esq. Richard Bass, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, 10017 Telephone: (212) 547-5885	Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4402

____________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 18 to the Registration Statement on Form S-1 of Elephant Oil Corp. (the “Company”) (File No. 333-263879) is being filed as an exhibit-only filing solely to file the Consent of Independent Registered Accounting Firm. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the referenced exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1**	Articles of Incorporation of Elephant Oil Corp.
3.2**	Bylaws of Elephant Oil Corp.
3.3**	Amended and Restated Bylaws of Elephant Oil Corp.
3.4**	Second Amended and Restated Bylaws of Elephant Oil Corp.
4.1**	Specimen Common Stock Certificate evidencing the shares of Common Stock
4.2**	Form of Representative’s Warrant
5.1**	Opinion of Sherman & Howard L.L.C.
10.1**

Petroleum Agreement, dated August 23, 2021, by and among Elephant Oil Ltd., The Government of the Republic of Namibia, Niikela Elporation (PTY) Ltd., and Namcor E&P Exploration and Production (PTY) Ltd

10.2**	Production Sharing Contract, dated October 5, 2013, by and among Elephant Oil Ltd., and the Government of the Republic of Benin.
10.3**	Form of Indemnification Agreement
10.4**	Employment Agreement between Elephant Oil Corp. and Matthew Lofgran
10.5**	Employment Agreement between Elephant Oil Corp. and Lanre Oloniniyi
10.6**	Convertible Promissory Note with Dragon Dynamic Funds
10.7**	Convertible Promissory note with John Bolitho
10.8**	Securities Purchase Agreement with 622 Capital LLC
10.9**	Original Issue Discount Senior Note (included in exhibit 10.8)
10.10**	Amendment to Convertible Promissory Note with Dragon Dynamic Funds
10.11**	Amendment to Convertible Promissory Note with 622 Capital LLC
10.12**	Accounts Receivable Conversion Agreement with TraDigital Marketing Group
10.13**	Amended and Restated Accrued Interest Payable Conversion Agreement with Gavin Burnell
10.14**	Amendment No. 2 to Convertible Promissory Note with Dragon Dynamic Funds
10.15**	Amendment No. 2 to Convertible Promissory Note with 622 Capital LLC
10.16**	Amended and Restated Accounts Receivable Conversion Agreement with TraDigital Marketing Group
10.17**	Second Amended and Restated Accrued Interest Payable Conversion Agreement with Gavin Burnell
10.18**	Amendment No. 3 to Convertible Promissory Note with Dragon Dynamic Funds
10.19**	Amendment No. 3 to Convertible Promissory Note with 622 Capital LLC
10.20**	Second Amended and Restated Accounts Receivable Conversion Agreement with TraDigital Marketing Group
10.21**	Third Amended and Restated Accrued Interest Payable Conversion Agreement with Gavin Burnell
10.22**	Amendment No. 4 to Convertible Promissory Note with Dragon Dynamic Funds
10.23**	Amendment No. 4 to Convertible Promissory Note with 622 Capital LLC
10.24**	Third Amended and Restated Accounts Receivable Conversion Agreement with TraDigital Marketing Group
10.25**	Fourth Amended and Restated Accrued Interest Payable Conversion Agreement with Gavin Burnell
10.26**	Fifth Amended and Restated Accrued Interest Payable Conversion Agreement with Gavin Burnell
10.27**	Subscription Agreement with Breakspear Ventures
10.28**	Subscription Agreement with Sebastian Marr
10.29**	Subscription Agreement with John Alston
16.1**	2022 Incentive Plan
16.2**	Letter from Marcum LLP to the Securities Exchange Commission dated December 12, 2022
21.1**	Subsidiaries of the Registrant
23.1*	Consent of Independent Registered Public Accounting Firm (BF Borgers CPA PC)
23.2**	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
23.3**	Consent of RISC (UK) Limited

II-1

Exhibit Number	Description of Exhibit
24.1**	Power of Attorney
99.1**#	July 2018 Letter from the Ministry of Water and Mines of Benin
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously Filed.

#        English translation of original French document.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this 6th day of November 2023.

ELEPHANT OIL CORP.
By:	/s/ Matthew Lofgran
Matthew Lofgran
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Matthew Lofgran	Chief Executive Officer	November 6, 2023
Matthew Lofgran	(principal executive officer)
/s/ Lanre Oloniniyi	Chief Financial Officer	November 6, 2023
Lanre Oloniniyi	(principal financial and accounting officer)
*	Director	November 6, 2023
Dr. Stephen Staley
*	Director	November 6, 2023
David Blanchard
*	Director	November 6, 2023
Peter Elliott
*	Director	November 6, 2023
Frank Ingriselli
*By:	/s/ Matthew Lofgran
Name: Matthew Lofgran
Title: Attorney-in-Fact

II-3